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___________________________________________________________________________

___________________________________________________________________________

WEST PENN POWER COMPANY

TO

UNION BANK OF CALIFORNIA, N.A.

(TRUSTEE)

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 16, 2006

5.875% FIRST MORTGAGE BONDS DUE 2016

___________________________________________________________________________

___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

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FIRST SUPPLEMENTAL INDENTURE, dated as of August 16, 2006, between WEST PENN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”), party of the first part, and UNION BANK OF CALIFORNIA, N.A., a national banking association organized and existing under the laws of the United States of America (hereinafter called the “Trustee”), as Trustee under the Indenture dated as of August 16, 2006, hereinafter mentioned, party of the second part;

RECITALS OF THE COMPANY:

WHEREAS, the Company has simultaneously executed and delivered to the Trustee a First Mortgage Indenture dated as of August 16, 2006 (as heretofore supplemented, the “Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest; if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a first series of Securities under the Indenture in an initial aggregate principal amount of $145,000,000; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities and for and in consideration of the premises and of the covenants contained in the Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

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ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE BONDS

Section 2.01 Title of the Bonds. This First Supplemental Indenture hereby creates a series of Securities designated as the “5.875% First Mortgage Bonds due 2016” of the Company (collectively referred to herein as the “Bonds”) and such Securities shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Indenture as supplemented, including by this First Supplemental Indenture. For purposes of the Indenture, the Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Bonds shall be in the principal amount of $145,000,000.

Section 2.02 Form and Terms of the Bonds. The form and terms of the Bonds pursuant to the authority granted by this First Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Indenture are set forth herein. The signatures of the officers executing the Bonds on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be by facsimile.

The Bonds shall be registered Bonds without coupons of the denominations of $2,000 and integral multiples of $1,000 thereof, appropriately numbered. The Bonds shall be issued in global form, the depository therefor shall be The Depository Trust Company (“DTC”), such Bonds shall be registered in the name of Cede & Co. or any other nominee of DTC designated by DTC, and such Bonds shall be held by the Trustee as custodian for DTC and shall be exchangeable for certificated Bonds only in the circumstances set forth in the Form of Bond set forth in Section 2.03 of this Article Two. The Bonds shall mature on August 15, 2016 and shall bear interest at the rate of 5.875% per annum, payable semi-annually on the fifteenth (15th) day of February and the fifteenth (15th) day of August in each year commencing February 15, 2007 (each such February 15 and August 15 hereinafter called an “Interest Payment Date”). If any Interest Payment Date falls on a day that is not a Business Day (as defined herein), the Interest Payment Date will be the next succeeding Business Day (and without any interest or payment in respect of any such delay). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Bonds shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest on the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York initially located at 551 Madison Avenue, 11th Floor, New York NY 10022. The Company shall pay interest on overdue

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principal at the rate per annum borne by the Bonds, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Bonds to the extent lawful.

The interest so payable on any Interest Payment Date shall be paid to the persons in whose names the Bonds are registered at the close of business on the last Business Day prior to such Interest Payment Date (hereinafter called “Record Date”), a “Business Day” being any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, as the place for payment, or other location are generally authorized or required by law, regulation or executive order to remain closed; except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names the Bonds are registered on the date of payment of such defaulted interest.

Except as provided hereinafter and in Article III of the Indenture, every Bond shall be dated as of the date of its authentication and delivery or, if that is an Interest Payment Date, the next day, and shall bear interest from the Interest Payment Date next preceding its date or August 16, 2006, whichever is later. Except as provided in Article III of the Indenture, any Bond authenticated and delivered by the Trustee after the close of business on the Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date shall be dated as of the date next following such Interest Payment Date and shall bear interest from such Interest Payment Date, except that if the Company shall default in the payment of any interest due on such Interest Payment Date, such Bond shall bear interest from the next preceding Interest Payment Date to which interest has been paid or, if no interest has been paid on such Bond, from August 16, 2006.

Section 2.03 Form of Bond. The Bonds and the Trustee’s authentication certificate shall be substantially in the following form:

[FORM OF BOND]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE

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1 To be inserted on Bonds in global form only.

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UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A (“RULE 144A”) THEREUNDER. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF WEST PENN POWER COMPANY (THE “COMPANY”) THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) TO THE COMPANY, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

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WEST PENN POWER COMPANY

(Incorporated under the laws of the Commonwealth of Pennsylvania)

5.875% First Mortgage Bond due 2016

No. R	$

CUSIP No.

WEST PENN POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, on August 15, 2016, the sum of ___________ dollars ($________) [as revised by the Schedule of Increases and Decreases in Global Bond attached hereto],2 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from August 16, 2006, or from the most recent February 15 or August 15 to which interest is paid or provided for, at the rate of Five and Seven Eighths percent (5.875%) per annum, payable semi-annually, on the fifteenth (15th) day of February and August in each year, commencing February 15, 2007, until maturity, or, if this Bond shall be duly called for redemption, until, but not including, the redemption date. The Company shall pay interest on overdue principal at the rate per annum borne by this Bond, and it shall pay interest on overdue installments of interest at the rate per annum borne by this Bond to the extent lawful. For purposes of the First Supplemental Indenture (as hereinafter defined) and this Bond, the term “interest” shall be deemed to include interest provided for in the first and second immediately preceding sentences. If any Interest Payment Date (as defined in the First Supplemental Indenture) falls on a day that is not a Business Day (as defined in the First Supplemental Indenture), the Interest Payment Date will be the next succeeding Business Day (and without any interest or payment in respect of any such delay). The interest so payable on any February 15 or August 15 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on the last Business Day prior to such February 15 or August 15; except that (i) if this Bond shall be exchanged for certificated Bonds of this Series, the Record Date shall be the close of business on the day that is ten days prior to such Interest Payment Date, and (ii) if the Company shall default in the payment of any interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names this Bond is registered on the date of payment of such defaulted interest.

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2 To be inserted on Bonds in global form only.

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Principal of, premium (if any) and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York. Interest will be computed on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.

The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Union Bank of California, N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

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IN WITNESS WHEREOF, West Penn Power Company has caused a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

Dated: ____________

By:	WEST PENN POWER COMPANY
Name:
Title:

[Corporate Seal]

Attest:
By:
Name:
Title:

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[FORM OF TRUSTEE’S CERTIFICATE]

This is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and the First Supplemental Indenture.

By:	UNION BANK OF CALIFORNIA, N.A., as Trustee
Authorized Signature

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[FORM OF REVERSE OF BOND]

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of August 16, 2006, executed by the Company to Union Bank of California, N.A. (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the First Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made, in certain cases without the consent of the Bondholders, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than a majority in amount of the Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as “5.875% First Mortgage Bonds due 2016” of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the “First Supplemental Indenture”), dated as of August 16, 2006, executed by the Company to the Trustee.

The Bonds of this Series are subject to redemption at any time, as a whole or in part, at the election of the Company, at a redemption price equal to the greater of (a) 100% of the principal amount of the Bonds of this Series to be redeemed, and (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of this Series to be redeemed (not including any portion of payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus fifteen (15) basis points, together, in each case of both (a) and (b), with accrued interest to the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

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“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds of this Series that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of this Series.

“Comparable Treasury Price” means, with respect to any redemption date: (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if, the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed as such by the Company.

“Reference Treasury Dealer” means (a) J.P. Morgan Securities Inc., and its successors, unless it ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Notice of any such redemption shall be mailed by the Company, postage prepaid, not less than thirty (30) and no more than sixty (60) days prior to the date of redemption, to the owner of this Bond at such owner’s address as the same shall appear on the Security Register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds of this Series or portion of the Bonds of this Series called for redemption.

In case an Event of Default shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

[This Bond is a global Bond and will be exchangeable for certificated Bonds of like series and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) The Depository Trust Company (“DTC”) notifies the Company that it is unwilling or unable to continue as depository or defaults in the performance of its duties as depository for the

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Bonds of this Series or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Company within 90 days after the Company’s receipt of such notice or becoming aware of such default or cessation, (ii) the Company, in its sole discretion, determines that this Bond shall be exchangeable for certificated Bonds, subject to the procedures of DTC or (iii) an event of default shall have occurred and be continuing under the Indenture. Upon any such exchange, certificated Bonds of this Series shall be registered in the names of the beneficial owners of this Bond, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the Trustee.]3

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange therefor; and this Bond, with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Bond shall be subject to certain restrictions on transfer as set forth in the Indenture and the First Supplemental Indenture.

Any holder of a Bond of this Series requesting the transfer or exchange of a Rule 144A Global Bond (as defined in the First Supplemental Indenture) (or an interest therein) for a Regulation S Global Bond (as defined in the First Supplemental Indenture) (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate, in the form attached as Exhibit A hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of this Series that does not bear a Restrictive Legend (as defined in the First Supplemental Indenture), then no certification is required.

Any holder of a Bond of this Series requesting the transfer or exchange of a Regulation S Global Bond (or an interest therein) for a Rule 144A Global Bond (or an interest therein) must

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3 To be inserted on Bonds in global form only.

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deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate, in the form attached as Exhibit B hereto; provided that if the requested transfer or exchange is made by the holder of a Bond of this Series that does not bear a Restrictive Legend, then no certification is required.

Beneficial interests in a restricted global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same restricted global Bond in accordance with the transfer restrictions set forth in the Restrictive Legend (as defined in the First Supplemental Indenture); provided, however, that prior to the expiration of the restricted period under the Securities Act, transfers of beneficial interests in the Regulation S Global Bond may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (other than an Initial Purchaser (as defined in the First Supplemental Indenture)).

This Bond shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

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[TO BE ATTACHED TO GLOBAL BONDS]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL BOND

The following increases or decreases in this Global Bond have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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Exhibit A

Regulation S Certificate4

_________, ____

Union Bank of California, N.A.

350 California Street, 11th Floor

San Francisco, CA 94104

Attention: Corporate Trust, Escrow, Custody & Securities Lending

Re:

West Penn Power Company (the “Company”)

5.875% First Mortgage Bonds due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated as of August 16, 2006, and the First Supplemental Indenture dated as of August 16, 2006

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Bonds of 2016 Series issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Bonds of 2016 Series was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

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4  To be inserted only in Bonds of 2016 Series that are not registered under the Securities Act of 1933, as amended.

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	3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Bonds of 2016 Series.
	4.	The proposed transfer of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.
5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Bonds of 2016 Series, and the proposed transfer takes place during the Restricted Period (as defined in Regulation S), or we are an officer or director of the Company or an initial purchaser of the offering of the Bonds of 2016 Series, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.

This Certificate relates to our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Bonds of 2016 Series was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

	3.	The proposed exchange of Bonds of 2016 Series is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Very truly yours,

By:	[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES]
Name:
Title:
Address:

Date: __________

MEDALLION SIGNATURE GUARANTEE:

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Exhibit B

Rule 144A Certificate5

Union Bank of California, N.A.

350 California Street, 11th Floor

San Francisco, CA 94104

Attention: Corporate Trust, Escrow, Custody & Securities Lending

Re:

West Penn Power Company (the “Company”)

5.875% First Mortgage Bonds due 2016 (“Bonds of 2016 Series”) Issued under the Indenture (the “Indenture”) dated as of August 16, 2006, and the First Supplemental Indenture dated as of August 16, 2006

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $____ principal amount of Bonds of 2016 Series issued under the Indenture.
☐ B.	Our proposed exchange of $____ principal amount of Bonds of 2016 Series issued under the Indenture for an equal principal amount of Bonds of 2016 Series issued under the Indenture to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 200_, which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Bonds of 2016 Series to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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5 To be inserted only in Bonds of 2016 Series that are not registered under the Securities Act of 1933, as amended.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:	[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES]
Name:
Title:
Address:

Date: __________

MEDALLION SIGNATURE GUARANTEE:

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ARTICLE THREE

ISSUANCE OF THE BONDS

Section 3.01 Additional Bonds. The principal amount of Bonds which may be authenticated and delivered hereunder is not limited. The Company may issue additional Bonds (the “Additional Bonds”), with the same terms and CUSIP number, without notice to or consent of holders of the Bonds; provided, however, that the Company shall not issue Additional Bonds at a price that would cause such Additional Bonds to have original issue discount in more than a “de minimis” amount for U.S. federal income tax purposes if such Additional Bonds were treated as a separate “issue” for such purposes.

Section 3.02 Authentication. Bonds for the aggregate principal amount of One Hundred Forty-Five Million Dollars ($145,000,000), being the initial issue of Bonds, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company, upon compliance by the Company with the appropriate provisions and requirements of Articles III and XIV of the Indenture.

ARTICLE FOUR

REDEMPTION

Section 4.01. Redemption. The Bonds shall be redeemable solely as set forth in the form of Bond included in Section 2.03 of Article Two hereof and in accordance with Article V of the Indenture; provided, that notwithstanding anything in Article V, Section 5.04 of the Indenture to the contrary, any notice of redemption of Bonds need not set forth the redemption price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of the redemption price. The Company shall calculate the redemption price and promptly notify the Trustee thereof.

Section 4.02. Notice. In case the Company shall desire to exercise its right to redeem Bonds, notice of redemption shall be mailed by the Company, postage prepaid, not less than thirty days and not more than sixty days prior to the date of redemption, to the owners of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the owner of any such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.

ARTICLE FIVE

THE TRUSTEE

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The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

The present address of the Trustee is: Union Bank of California, N.A., 350 California Street, 11th Floor, San Francisco, California 94104, Attn: Corporate Trust.

ARTICLE SIX

COVENANTS

So long as any of the Bonds are Outstanding, the Company shall make available to the holders of the Bonds audited annual and unaudited quarterly financial statements of the Company within 90 days after the end of the period covered by such financial statements either by posting such financial statements on a website or by delivery of electronic or paper copies of such financial statements to the Trustee or other entity that will make such financial statements available to the holders of the Bonds. The Company shall promptly notify the Trustee in writing when the financial statements for each period are available and how copies of such financial statements may be obtained by holders of the Bonds, and the Trustee shall forward such notice to the holders of the Bonds by mail or electronic message.

ARTICLE SEVEN

SATISFACTION AND DISCHARGE

Notwithstanding the provisions of Section 9.01 of the Indenture, no Bonds shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either:

(a)         an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred; or

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(b)         (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company’s indebtedness in respect of the Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Bonds or portions thereof; provided, however, that such instrument may state that the Company’s obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public Accountant of nationally recognized standing showing the calculation thereof; and (ii) an Opinion of Counsel as provided in subsection (a) above.

ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

The Supplemental Indenture referred to herein is an indenture supplemental to the Indenture. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Bonds are not subject to any sinking fund.

The Bonds and any related documents may be amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of the Bonds to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Holders of the Bonds are deemed by the acceptance of such Bonds to have agreed to any such amendment or supplement.

Global Bonds offered and sold to Qualified Institutional Buyers (as such term is defined under Rule 144A (“Rule 144A”) under the Securities Act) in the United States of America in reliance on Rule 144A (the “Rule 144A Global Bonds”) shall be issued in the form of a permanent global Bond substantially in the form of the Bond set forth in Section 2.03 of Article Two hereof containing the second legend set forth thereon (the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “RA”, deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Global Bonds offered and sold outside the United States of America (the “Regulation S Global Bonds”) in reliance on Regulation S (as such term is defined under the Securities Act) shall initially be issued in the form of a permanent global Bond substantially in the form of the Bond set forth in Section 2.03 of Article Two hereof containing the Restrictive Legend and the

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other legends required thereby and numbered from 1 upward with the prefix “RS”. The Regulation S Global Bond will be deposited upon issuance with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Regulation S Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

The transfer and exchange of beneficial interests in a global Bond shall be effected through the depository for the Bonds, in accordance with the applicable restrictions on transfer set forth on the Bonds, if any, and the procedures of the depository therefor. A transferor of a beneficial interest in a global Bond shall deliver a written order given in accordance with the depository’s procedures containing information regarding the participant account of the depository to be credited with a beneficial interest in the global Bond, and such account shall be credited in accordance with such instructions with a beneficial interest in the global Bond, and the account of the person making the transfer shall be debited by an amount equal to the beneficial interest in the global Bond being transferred. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture, this Supplemental Indenture or under applicable law with respect to any transfer of any beneficial interest in any global Bond (including any transfers between or among DTC participants, members or beneficial owners in any global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture or this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

If the proposed transfer is a transfer of a beneficial interest in one global Bond to a beneficial interest in another global Bond, the registrar shall reflect on its books and records the date and an increase in the principal amount of the global Bond to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the global Bond from which such interest is being transferred.

A global Bond may not be transferred as a whole except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any such nominee to a successor depository or a nominee of such successor depository.

Beneficial interests in any restricted global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same restricted global Bond in accordance with the transfer restrictions set forth in the Restrictive Legend; provided, however, that prior to the expiration of the restricted period under the Securities Act, transfers of beneficial interests in the Regulation S Global Bond may not be made to a U.S. Person (as defined in Regulation S) or for the account or benefit of a U.S. Person (other than an Initial Purchaser).

Any holder of a Bond requesting the transfer or exchange of a Rule 144A Global Bond (or an interest therein) for a Regulation S Global Bond (or an interest therein) must deliver or

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cause to be delivered to the Trustee a duly completed Regulation S Certificate, in the form attached as Exhibit A to the form of Bond; provided that if the requested transfer or exchange is made by the holder of a Bond that does not bear a Restrictive Legend, then no certification is required.

Any holder of a Bond requesting the transfer or exchange of a Regulation S Global Bond (or an interest therein) for a Rule 144A Global Bond (or an interest therein) must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate, in the form attached as Exhibit B to the form of Bond; provided that if the requested transfer or exchange is made by the holder of a Bond that does not bear a Restrictive Legend, then no certification is required.

The Company shall issue a Bond that is not a global Bond and that does not bear the Restrictive Legend in replacement of a Bond (that is not a global Bond) bearing the Restrictive Legend at the request of any holder following such request if (i) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that the Bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144(k) under the Securities Act, or (ii) the holder sells the Bond pursuant to Rule 144 under the Securities Act or an effective registration statement.

Beneficial interests in any unrestricted global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an unrestricted global Bond.

This Supplemental Indenture and the Bonds shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law.

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                IN WITNESS WHEREOF, said West Penn Power Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents or Acting Vice Presidents and attested by its Secretary or one of its Assistant Secretaries; and said Union Bank of California, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by a Responsible Officer of the Trustee and this Supplemental Indenture to be attested by a Responsible Officer of the Trustee, all as of the 16th day of August of two thousand and six.

By:	WEST PENN POWER COMPANY /s/ Suzanne C. Lewis
Name: Suzanne C. Lewis
Title: Acting Vice President

Attested:

/s/ Thomas C. Sheppard, Jr.

Name: Thomas C. Sheppard, Jr.

Title: Assistant Secretary

By:	UNION BANK OF CALIFORNIA, N.A., As Trustee as aforesaid /s/ Charles E. Ryan
Name:	Charles E. Ryan
Title:	Vice President

Attested /s/ Dennis Demetropoulos
Name: Dennis Demetropoulos
Title: Vice President

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Commonwealth of Pennsylvania

County of Westmoreland

I, a Notary Public of the Commonwealth of Pennsylvania, in and for the County of Westmoreland, do certify that on this 14th day of August in the year 2006 before me, the subscriber, personally appeared Suzanne C. Lewis, the Acting Vice President of WEST PENN POWER COMPANY, a corporation, who signed the writing above, bearing date as of the 16th day of August, 2006, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

Given under my hand and notarial seal this 14th day of August, 2006.

/s/ Cheryl A. Trice

Cheryl A. Trice
Notary Public

[NOTARIAL SEAL]

Cheryl A. Trice, Notary Public

City of Greensburg, Westmoreland County

My Commission Expires Dec. 18, 2006

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State of New York

County of New York

I, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 16th day of August in the year 2006 before me, the subscriber, personally appeared Charles E. Ryan, a Vice President of UNION BANK OF CALIFORNIA, N.A., a national banking association incorporated and existing under the laws of the United States of America, who signed the writing above, bearing date as of the 16th day of August, 2006, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

Given under my hand and notarial seal this 16th day of August, 2006.

/s/ Nicole Piazza

Notary Public

[NOTARIAL SEAL]

Nicole Piazza

Notary Public, State of New York

No. 01PI6087847

Qualified in Richmond County

Certificate Filed in New York County

Commission Expires February 4, 2007